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                                                                 Exhibit 23.01



              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated January 26, 2001 (except with respect to the matters discussed in Note 16, as to which the date is February 6, 2001) on the financial statements of Louisville Gas and Electric Company in this Form 10-K.



                                            /s/ Arthur Andersen LLP
                                            ------------------------------
                                            Arthur Andersen LLP



Louisville, Kentucky
  March 30, 2001